EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Expedia, Inc. on Form S-3 of our report dated July 27, 2001, appearing in the Annual Report on Form 10-K of Expedia, Inc. and subsidiaries for the year ended June 30, 2001, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/S/	DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Seattle, Washington
January 29, 2002